EXHIBIT 14.1



                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I. The conduct of the Principal Executive and Senior Financial Officers of Chandler (U.S.A.), Inc. (the "Company") shall be governed by this Code of Ethics (the "Code"), pursuant to Section 406 of the Sarbanes-Oxley Act, in order to deter wrongdoing and to promote:

     - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
     - Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;
     -  Compliance with applicable governmental laws, rules and regulations;
     - The prompt internal reporting of violations of the Code to the appropriate person or persons identified in the Code; and
     -  Accountability for adherence to the Code.

II. The Code is applicable to the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, and other persons performing similar functions, as determined by the Compliance Officer appointed by the Board of Directors. These persons shall collectively be referred to as the "Officers".

III. All Officers shall:
     - Adhere to the Company's Compliance Plan adopted November 17, 1998 (the "Compliance Plan").
     - Act with honesty and integrity, avoiding violations of the Code, including actual or apparent conflicts of interest with the Company in personal and professional relationships.
     - Disclose to the Compliance Officer (as designated in the "Compliance Plan") any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Company.
     - Provide the Company's constituents with information that is accurate, complete, objective, relevant, timely, and understandable.
     - Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Company's periodic reports.
     - Comply with applicable rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies.
     - Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing one's independent judgment to be subordinated.
     - Respect the confidentiality of information acquired in the course of one's work except when authorized or where disclosure is otherwise legally mandated. Confidential information acquired in the course of one's work will not be used for personal advantage.
     -  Maintain skills important and relevant to the Company's needs.

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     -  Proactively promote ethical behavior among peers in the work environment.
     - Achieve responsible use of and control over all assets and resources employed or entrusted.
     - Report known or suspected violations of this Code to the Compliance Officer.
     - Be accountable for adhering to the Code. Actual violations of the Code, including failures to report potential violations by others, can lead to disciplinary action at the Company's discretion, up to and including termination.
     - Any waivers of this Code for must be approved by the Board of Directors and be promptly disclosed.

IV.  Acknowledgment:
     - The undersigned employee has received and read this Code, and agrees to abide by the Code in all respects.
     - The undersigned agrees that he or she will not engage or permit those over whom they have responsibility to engage in conduct or behavior that is contrary to the policies stated herein.
     - The undersigned understands that such action or failure to act may subject the undersigned to disciplinary sanction, including dismissal.
     - In cases of doubt as to whether to act in a certain manner or to report a certain perceived noncompliance, the undersigned will promptly consult the Compliance Officer.
     - The undersigned acknowledges that he or she has the right to request anonymity in reporting noncompliance, and that under such circumstances the Compliance Officer is required to use all reasonable efforts not to disclose the identity of the complainant.
     - The undersigned acknowledges that the Company has a policy of nonretribution for complaints against supervisors in regard to noncompliance, and that the employee will not be adversely affected for making a good faith complaint concerning a supervisor's noncompliance, even if that complaint should ultimately prove to be invalid.




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